POWER OF ATTORNEY Know all by these presents that the undersigned, does hereby make, constitute and appoint each of AMIT PATEL and NICHOLAS ANTONIO, or any one of them, as a true and lawful attorney- in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned’s individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned’s ownership of or transactions in securities of CAVA GROUP, INC. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto), (ii) pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, notices on Form 144 (including any amendments thereto), and (iii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with regard to his or her ownership of or transactions in securities of CAVA GROUP, INC., unless earlier revoked in writing. The undersigned acknowledges that AMIT PATEL and NICHOLAS ANTONIO are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act, or under Rule 144 of the Securities Act. By: /s/ Joseph John Kadow Name: Joseph John Kadow Date: 05/29/2026